Exhibit 99.1

 Point Therapeutics Announces Company Research and Development Day on
                    June 1, 2005 in New York City;
 Also Announcing Presentation at Friedman Billings Ramsey Conference

    BOSTON--(BUSINESS WIRE)--May 26, 2005--Point Therapeutics, Inc. (NASDAQ:POTP) announced that it will hold a Research and Development Day to review recent clinical progress and data on June 1, 2005 from 4:30 p.m. to 6:30 p.m. at the Four Seasons Hotel in New York City on 57 E. 57th Street. This event will also be webcast on the Company's Web site, www.pointtherapeutics.com at 4:30 p.m. EST, June 1, 2005.
    Speakers include Dr. Casey Cunningham, an investigator in Point's Phase 2 non-small cell lung cancer study at Mary Crowley Medical Research Center in Dallas, TX, Dr. Khuda Dad Khan, an investigator in Point's Phase 2 metastatic melanoma study at Indiana Oncology and Hematology Associates, Dr. Maggie Uprichard, Senior Vice President and Chief Development Office for Point, Dr. Barry Jones, Senior Vice President of Research at Point, and Don Kiepert, Chairman, President and CEO of Point. For additional information on the event, please contact Sarah Cavanaugh at 617-933-7508.
    Point also announced that Richard Small, Senior Vice President and Chief Financial Officer will present at the Friedman Billings Ramsey 9th Annual Growth Conference on Thursday, June 2, 2005 at 11:00 a.m. at the Millennium Broadway Hotel in New York City. This presentation will be available on the Company's Web site, www.pointtherapeutics.com at 11:00 a.m. EST, June 2.

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for a variety of cancers, certain hematopoietic disorders, type 2 diabetes and as vaccine adjuvants. Its lead product candidate, talabostat (PT-100), is a small molecule drug in Phase 2 clinical trials. Talabostat is orally-active and, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to support the reconstitution of the hematopoietic system. In 2004, Point initiated four Phase 2 clinical trials of talabostat. The trials are studying talabostat in combination with Taxotere(R) for the treatment of advanced NSCLC, talabostat as a single agent to treat metastatic melanoma, talabostat in combination with cisplatin also to treat advanced metastatic melanoma, and talabostat in combination with rituximab to treat advanced chronic lymphocytic leukemia (CLL). In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain external funding to finance the operations, (iii) obtain the necessary regulatory approvals, and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's10-Q, filed with the Securities and Exchange Commission on May 10, 2005, and from time-to-time in Point's other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508